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                                                                    EXHIBIT I






                                      14


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                            Joint Filing Agreement

                  The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the common stock, par value $.001 per share, of GeneMedicine, Inc.



Dated:            February 20, 1997



                                  /s/ NICHOLAS R. MADONIA
                                  ---------------------------------------------
                                  Nicholas R. Madonia


                                  THE FREEDOM CHARITABLE REMAINDER TRUST

                                  By: /s/ NICHOLAS R. MADONIA
                                      -----------------------------------------
                                      Nicholas R. Madonia, Trustee


                                  THE FRONTIER CHARITABLE REMAINDER TRUST

                                  By: /s/ NICHOLAS R. MADONIA
                                      -----------------------------------------
                                      Nicholas R. Madonia, Trustee


                                  THE SENTINEL CHARITABLE REMAINDER TRUST

                                  By: /s/ NICHOLAS R. MADONIA
                                      -----------------------------------------
                                      Nicholas R. Madonia, Trustee


                                  THE BLECH FAMILY TRUST

                                  By: /s/ NICHOLAS R. MADONIA
                                      -----------------------------------------
                                      Nicholas R. Madonia, Trustee



                                      15